UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

GIGCAPITAL4, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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BIGBEAR.AI EMPLOYEE FAQ

1.	What is a SPAC?

A SPAC, which stands for Special Purpose Acquisition Company, is a company with no commercial operations that is formed strictly to raise capital through an initial public offering (IPO) for the purpose of merging with an existing company with commercial operations. SPACs have been around for decades and, recently, they’ve become more common, attracting top-tier underwriters and investors, and raising a record amount of IPO money in the last year.

GigCapital4, Inc. (Nasdaq: GIGGU; GIG) is a publicly traded SPAC focusing on the technology, media and telecommunications (TMT) and sustainable industries. They are led by a proven management team of experienced entrepreneurs and executives with deep public company management and board experience, an extensive global network of TMT business professionals and investors, and proven experience with M&A, strategy and technology. They have a track record of helping grow businesses, and this is the fourth SPAC from the team at GigCapital Global.

2.	When will the SPAC merger be completed?

We expect the merger to close in the third quarter of 2021. There are standard approvals that we must receive and closing conditions that must be met before the merger can be completed. When the transaction is finalized and the merger is complete, BigBear.ai will be a publicly traded company, listed on the Nasdaq stock exchange. Until that time, we remain a private company.

3.	Why are we going public through a SPAC?

We’ve been successful establishing BigBear.ai as the unmatched leader in artificial intelligence (AI), advanced analytics, cyber security and government solutions. Merging with a SPAC is an efficient way for BigBear.ai to become a public company and raise additional capital. Upon completion of the merger, the proceeds will fuel commercial growth projects, expand sales and marketing, support research and development to accelerate product offerings, and fund select growth through accretive M&A.

4.	Why did we decide to go public through a SPAC transaction instead of an IPO?

There are several key benefits to a merger with a SPAC that are aligned with our objectives and growth plans. First, GigCapital4 is a great partner for us. They have deep public company management expertise and proven experience growing businesses and completing M&A transactions.

Additionally, this is an efficient way to go public. The process of becoming a public company is incredibly complex and it can take a company years to go public via a “traditional” IPO process. This type of SPAC transaction simplifies and accelerates the process, enabling us to focus more on operating our business and doing what we do best while forging a path for future growth.

5.	Will this merger create a need to downsize “redundant” employees?

No. GigCapital4 has no commercial operations. When the merger has closed and we have listed on the Nasdaq, BigBear.ai employees will comprise the entire operating workforce, and we will continue to execute on our strategic growth initiatives, which will be accelerated through the funding that this transaction will provide.

6.	What happens to our management team and Board of Directors?

BigBear.ai’s current management team will continue to lead the Company. BigBear.ai’s proposed public company Board will be structured to meet publicly traded company standards, and will include members of our existing Board. These individuals will be named later when we file our Form S-4 registration statement with the SEC.

7.

What will change once BigBear.ai is a public company? What, if any, changes will be made to the way we currently conduct our business? Will this affect certain roles in the company, our structure or our daily work?

Nothing will change between now and the closing of the merger.

Upon completion of the merger, BigBear.ai will be a publicly traded company listed on the Nasdaq and we will be obligated to comply with the SEC’s periodic reporting and other requirements. As a public company, we will have a higher public profile, and we are prepared for the more stringent reporting and disclosure requirements that go along with being a public company.

The company structure, employee reporting lines, and office locations will not change as a result of this merger. We will continue to drive the growth of our business and deliver premier cloud-based big data analytics solutions, cyber security and government services to our growing customer base.

8.	What sets BigBear.ai apart from other companies that have recently announced they are going public via a SPAC merger?

BigBear.ai already has an established business with positive and growing revenue, adjusted EBITDA and free cash flow. This differentiates us from many recent SPAC transactions that have brought companies public before they generated their first revenue or reached a break-even point. We are poised for continued success thanks to our talented team and mission-critical offerings, and this transaction is an efficient way to raise additional capital and fund our future growth.

9.	How does this change BigBear.ai’s growth plans?

The proceeds will fuel commercial growth projects, expand sales and marketing, support research and development to accelerate product offerings, and fund select growth through accretive M&A. We have significant momentum and multiple paths for growth, and this transaction will serve to accelerate our current strategy.

10.	How do employees get equity and are employees going to get stock options?

After the merger, BigBear.ai intends to be a publicly traded company on the Nasdaq stock exchange. As such, any employee will be able to buy stock in the company, subject to an Insider Trading Policy that we will adopt prior to closing of the business combination, and subject to compliance with securities laws.

11.	Can I buy stock in GigCapital4 while we are waiting to complete the merger and become public?

It is illegal for someone who has access to material non-public information or, MNPI, about a public company to trade on the basis of that information. Consequently, you and your family members should not buy shares of GigCapital4 (either directly or through someone doing it on your behalf) and you should not discuss the transaction or the Company’s performance or operating results with anyone. Company insiders, outsiders who misappropriate confidential information, tippers who leak confidential information, and tippees who trade on leaked information can all be liable for insider trading violations. Potential consequences of insider trading could include: disgorgement of any illegal profit or loss avoided, the loss of your job, civil penalties, jail time and criminal fines, and negative publicity.

12.	What should I do if someone contacts me about the merger?

If you are contacted by a reporter, please refrain from commenting and pass any media inquiries you receive to Sean Battle at sean.battle@bigbear.ai.

You’re welcome to share what is already public – the information in the press release issued today – with your friends and family. Please do not talk to members of the media or share any confidential company information with outside parties, even with your friends, family and spouses. This is a legal mandate that we are obligated to follow. We also ask that you refrain from engaging or commenting on social media on this topic.

13.	What can we say to customers, friends, and family?

We have a comprehensive plan to inform customers and other important stakeholders of this exciting development and what it means. Beyond that, we are all under strict non-disclosure regulations that prohibit us from providing any other detail than what is in the announcement. As an employee, you know more than many investors or ex-employees. For this reason, and consistent with the non-disclosure agreements that you signed, you must not talk to anyone about any confidential information that was provided to you.

14.	Can I post or comment about this on social media?

We know that you will be excited about this development, but due to regulatory requirements related to the business combination, we ask you to not post or engage on social media regarding this announcement. No posts, comments, likes, responses or replies to third-party posts about this transaction are allowed due to legal restrictions. Likewise, we cannot share or repost third-party posts such as media coverage, as that could be construed as a solicitation for shareholder votes for the merger and is therefore not allowed. We appreciate your cooperation on this matter.

15.	What if I have more questions?

If you have any additional questions, please reach out to your supervisor. We will continue to communicate with you as the process continues and will be disclosing additional information about the transaction as it progresses; however, we may not have answers for certain questions while the merger transaction is still in process. Please be patient as we continue to work diligently to close this merger successfully.

Additional Information and Where to Find It

In connection with the proposed business combinations, GigCapital4 intends to file with the SEC a preliminary proxy statement under the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). GigCapital4 will subsequently mail a definitive proxy statement relating to the proposed business combination to its stockholders. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Additional information about the proposed business combinations and related transactions will be described in GigCapital4’s Current Report on Form 8-K and proxy statement relating to the proposed business combination and the respective businesses of GigCapital4 and BigBear.ai, which GigCapital4 will file with the Securities and Exchange Commission (the “SEC”). The proposed business combination and related transactions will be submitted to stockholders of GigCapital4 for their consideration. GigCapital4’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with GigCapital4’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination and related transactions, because these materials will contain important information about BigBear.ai, GigCapital4 and the proposed business combination and related transactions. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of GigCapital4 as of a record date to be established for voting on the proposed business combinations and related transactions.

Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by GigCapital4, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Brad Weightman, Vice President and Chief Financial Officer, GigCapital4, Inc., 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303, or by telephone at (650) 276-7040.

Participants in Solicitation

BigBear.ai, GigCapital4 and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from GigCapital4’s stockholders in respect of the proposed business combination and related transactions. Information regarding GigCapital4’s directors and executive officers is available in its final prospectus prepared and filed with the SEC on February 10, 2021 under Rule 424(b)(4) promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and related to its previously filed Registration Statement on Form S-1. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the preliminary and definitive proxy statements related to the proposed business combination and related transactions when it becomes available, and which can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management of the Company and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of stockholders is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to the Company; risks related to the rollout of BigBear.ai’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the amount of redemption requests made by GigCapital4’s public stockholders; the ability of GigCapital4 or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigCapital4’s filings with the SEC, and in GigCapital4’s current and periodic reports filed or furnished from time to time with the SEC. There may be additional risks that neither GigCapital4 nor the Company presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect GigCapital4 and BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this press release, based on information available to GigCapital4 and BigBear.ai as of the date hereof. GigCapital4 and the Company assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. While GigCapital4 and the Company may elect to update these forward-looking statements at some point in the future, GigCapital4 and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing GigCapital4’s and the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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